UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2004

AstroPower, Inc

(Exact name of registrant as specified in its charter)

Delaware	000-23657	51-0315860
(State or other jurisdictions of incorporation)	(Commission file number)	(IRS Employer Identification No.)

231 Lake Drive, Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 366-0400

Item 5.	Other Events

On February 20, 2004 the United States Bankruptcy Court for the District of Delaware, presiding over Registrants Chapter 11 proceeding, entered an Order establishing procedures by which Registrant will solicit competing bids and conduct an auction for the sale of its assets. Among other things, the Order requires bids to be submitted by March 9, 2004 and anticipates a hearing to approve a sale on March 12, 2004.

A copy of the Order is filed as an Exhibit to this report and is incorporated herein by reference.

Item 7.	Financial Statements and Exhibits.

(c) Exhibits

Exhibit 1. Order of the United States Bankruptcy Court for the District of Delaware signed on February 20, 2004.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

AstroPower, Inc. (Registrant)

Date: February 24, 2004	By:	/s/ Carl H. Young III

Carl H. Young III Interim Chief Executive Officer